Exhibit 99.1

GeneDx Reports Fourth Quarter and Full Year 2023 Financial Results and Issues Guidance for Full Year 2024
Reported fourth quarter 2023 revenue from continuing operations1 of $58.1M with more than 68% year-over-year growth of exome and genome test revenue
Expanded fourth quarter 2023 adjusted gross margins2 from continuing operations to 56%
Narrowed fourth quarter 2023 adjusted net loss2 to $17.8M and delivered 51% year-over-year cash burn reduction
Issued guidance to deliver between $220M and $230M in FY 2024 revenue and reiterate path to profitability in 2025
GeneDx to host conference call today at 4:30 p.m. ET
STAMFORD, Conn., February 20, 2024 — GeneDx Holdings Corp. (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic and clinical insights, today reported its financial results for the fourth quarter and full year of 2023.
“Our strong fourth quarter results were a product of our relentless focus on exome and genome revenue growth, uplift from gross margin expansion, and continued efforts to meaningfully reduce our cash burn” said Katherine Stueland, Chief Executive Officer of GeneDx. “With our focus and disciplined approach to delivering on our goals in 2024, we are confident in our ability to continue to execute and reach profitability in 2025.”
Fourth Quarter and Full Year 2023 Financial Results (Unaudited)1,2,3
Revenues
Fourth quarter 2023:
•Revenues from continuing operations grew to $58.1 million, an increase of 27% year-over-year and 15% sequentially.
◦Total company revenues were $57.4 million.
•Exome and genome test revenue grew to $39.2 million, an increase of 68% year-over-year and 15% sequentially.
Full year 2023:
•Revenues from continuing operations grew to $194.4 million, an increase of 59% year-over-year and 14% year-over-year on a pro-forma basis3.
◦Total company revenues were $202.6 million.
•Exome and genome test revenue grew to $124.3 million, an increase of 43% year-over-year on a pro-forma basis3.
Exome and genome volume
Fourth quarter 2023:
•Exome and genome test results volume grew to 15,663, an increase of 99% year-over-year and 19% sequentially.
•Exome and genome represented 27% of all test results, up from 16% in the fourth quarter of 2022 and up from 23% in the third quarter of 2023.
Full year 2023:
•Exome and genome test results volume grew to 49,439, an increase of 62% year-over-year on a pro-forma basis3.
•Exome and genome represented 22% of all test results, up from 17% for the full year 2022 on a pro-forma basis3.
Gross margin
Fourth quarter 2023:
•Adjusted gross margin from continuing operations expanded to 56%, up from 41% in the fourth quarter of 2022 and up from 48% in the third quarter of 2023.
◦Total company gross margin was 53.6%.
•Exome and genome adjusted gross margin operated in excess of 60%.

Full year 2023:
•Adjusted gross margin from continuing operations expanded to 45%, up from 39% for full year 2022.
◦Total company gross margin was 44.4%.
•Exome and genome adjusted gross margin operated in excess of 60%.
Operating expenses
Fourth quarter 2023:
•Adjusted total operating expenses reduced to $48.3 million, a decrease of 36% year-over-year.
◦Total GAAP operating expenses were $54.4 million.
Full year 2023:
•Adjusted total operating expenses reduced to $216.3 million, a decrease of 33% year-over-year.
◦Total GAAP operating expenses were $253.0 million.
Net loss
Fourth quarter 2023:
•Adjusted net loss narrowed to $17.8 million, an improvement of 76% year-over-year and 16% sequentially.
◦GAAP net loss was $25.8 million.
Full year 2023:
•Adjusted net loss narrowed to $126.3 million, an improvement of 53% year-over-year.
◦GAAP net loss was $175.8 million.
Cash burn and cash position
•Excluding one-time items, representative continuing operations cash burn was $23.9 million in the fourth quarter of 2023. Total net use of cash, excluding net financing proceeds, was $32.9 million in the fourth quarter of 2023, an improvement of 51% year-over-year and 22% sequentially. The use of cash in the fourth quarter included $5 million in scheduled payments under the Legacy Sema4 payer settlement entered into in 2022, $3 million to discharge operating payables for the exited reproductive health business and $1 million in severance payments related to the previously announced cost reduction initiative.
•Cash, cash equivalents, marketable securities and restricted cash was $131.1 million as of December 31, 2023.
1Revenue and gross margin results from continuing operations, which we believe are representative of our ongoing business strategy exclude any revenue and cost of goods sold of the exited Legacy Sema4 diagnostic testing business. Total company results include GeneDx’s continuing operations and the financial impacts of exited Legacy Sema4 business activities.
2Adjusted gross margin, adjusted total operating expenses and adjusted net loss are non-GAAP financial measures. See appendix for a reconciliation of GAAP to Non-GAAP figures presented.
3Volume and revenue comparison for full year 2022 are on a pro forma basis assuming Legacy GeneDx and the Company were combined for the entirety of 2022.
GeneDx Full Year 2024 Guidance
Management expects GeneDx to:
•Drive full year 2024 revenues between $220 and $230 million;
•Expand full year 2024 adjusted gross margin profile to at least 50%;
•Use $75 to $80 million of net cash for full year 2024;
•Turn profitable in 2025.

2023 Business Highlights
Driving sustainable growth and market leadership
•Presented new data at the American Epilepsy Society Annual Meeting demonstrating that exome sequencing outperforms multi-gene panels for patients with epilepsy
•Announced that Genetics in Medicine, the official journal of the American College of Medical Genetics and Genomics (ACMG), published a peer-reviewed research analysis involving GeneDx that concluded that variants of unknown significance (VUS) are reported more frequently on multi-gene panels than exome and genome sequencing
•Reached a milestone of over 1,000 publications in peer-reviewed journals, demonstrating GeneDx’s leadership in furthering scientific discoveries and innovation in the commercial laboratory space
•Worked closely with state Medicaid programs, including Florida, Arizona, and Utah, to expand coverage of rapid genetic testing in the NICU
•Announced partnership program with the New York Center for Rare Diseases (NYCRD) at Montefiore, PacBio and Google Health to deliver genetic diagnoses for Bronx families living with rare diseases
•Continued to support the GUARDIAN study, which continued to offer data and insights on the benefits and potential for genetic diagnoses through newborn screening – a retrospective analysis of GeneDx data showed that more than 20% of individuals could have identified their genetic disease, on average, 7 to 11 years sooner had they received genome sequencing at birth
•Launched research collaboration with the University of Washington and PacBio to study the capabilities of long-read whole genome sequencing (WGS) to increase diagnostic rates in pediatric patients with genetic conditions
•Refined the strategic direction for biopharma and partnerships efforts and aligned the team within the Commercial organization, offering enhanced integration between our testing and data businesses
•Evolved the management team to include Melanie Duquette as Chief Growth Officer and Eric Olivares as Chief Product Officer
Strengthening our financial health and path to profitability
•On October 30, 2023, the Company announced a continued strategic realignment of its organization to key priorities which included the elimination of approximately 50 positions impacted on August 23, 2023 and approximately 35 positions impacted on October 30, 2023. Together these actions reduced the size of the Company’s workforce by 10% from the total number that existed at the time of the August reduction in force. In total, the Company announced cost saving initiatives, including but not limited to these reductions in force, that are expected to amount to approximately $40 million in annual cost reduction.
•Entered into a new, five-year senior secured credit facility with Perceptive Advisors. The agreement provides access of up to $75 million, consisting of an initial tranche of $50 million, and a subsequent tranche for an additional $25 million, subject to certain timelines and other defined criteria.
◦Interest is payable in cash on the outstanding principal amount at a rate per annum equal to the sum of the applicable secured overnight financing rate (SOFR), plus 7.5%.
◦Under the terms of the agreement, Perceptive was issued warrants to purchase 800,000 shares of the Company’s Class A common stock on the closing date, with an exercise price equal to $3.18. Upon the borrowing of the subsequent tranche, Perceptive will be issued warrants to purchase an additional 400,000 shares of Class A common stock.

Webcast and Conference Call Details
GeneDx will host a conference call today, February 20, 2024, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year 2024 reported revenue guidance, our expectations regarding our adjusted gross margin profile in 2024, our use of net cash in 2024 and our turning profitable in 2025, the expected annual cost reduction from our cost savings initiatives. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) our ability to pursue our new strategic direction, and (vi) our ability to enhance our artificial intelligence tools that we use in our clinical interpretation platform. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2023 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
GeneDx (Nasdaq: WGS) delivers personalized and actionable health insights to inform diagnosis, direct treatment and improve drug discovery. The company is uniquely positioned to accelerate the use of genomic and large-scale clinical information to enable precision medicine as the standard of care. GeneDx is at the forefront of transforming healthcare through its industry-leading exome and genome testing and interpretation, fueled by one of the world’s largest rare disease data sets. For more information, please visit genedx.com and connect with us on LinkedIn, Facebook, Twitter and Instagram.
Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

Volume and revenue in the table below include the combination of the Legacy GeneDx diagnostic business with the data and information business of Legacy Sema4.
Volume & Revenue

	4Q23	3Q23	2Q23	1Q23	4Q22	2023 YTD	2022 YTD[1]
Volumes
Whole exome, whole genome	15,663	13,216	11,855	8,705	7,862	49,439	30,560
Exome based panels	2,606	2,922	3,472	3,136	3,013	12,136	11,767
Hereditary cancer	8,240	8,556	7,142	7,120	6,069	31,058	25,334
Other individual gene tests and multi-gene disease panels	31,086	32,939	32,459	33,817	31,891	130,301	112,711
Total	57,595	57,633	54,928	52,778	48,835	222,934	180,372

Revenue ($ millions)
Whole exome, whole genome	$39.2	$34.0	$28.7	$22.4	$23.3	$124.3	$86.8
Exome based panels	1.7	1.7	2.0	2.1	2.0	7.5	9.1
Hereditary cancer	5.5	4.5	3.8	4.3	4.4	18.1	14.4
Other individual gene tests and multi-gene disease panels	9.5	8.9	8.6	10.6	14.2	37.6	53.0
Data information	2.2	1.3	2.1	1.3	1.9	6.9	7.7
Total	$58.1	$50.4	$45.2	$40.7	$45.8	$194.4	$171.0
1Volume and revenue comparison for full year 2022 are on a pro forma basis as if Legacy GeneDx and the Company were combined for the entirety of 2022.
Unaudited Select Financial Information (in thousands)

	Three months ended December 31, 2023			Three months ended December 31, 2022
	GeneDx	Legacy Sema4	Total	GeneDx	Legacy Sema4	Total
Revenue	$58,107	$(689)	$57,418	$45,824	$15,526	$61,350
Adjusted cost of services	25,626	—	25,626	27,000	30,153	57,153
Adjusted gross profit (loss)	$32,481	$(689)	$31,792	$18,824	$(14,627)	$4,197
Adjusted gross margin %	55.9%	(100.0)%	55.4%	41.1%	(94.2)%	6.8%

	Year ended December 31, 2023			Year ended December 31, 2022
	GeneDx	Legacy Sema4	Total	GeneDx	Legacy Sema4	Total
Revenue	$194,376	$8,190	$202,566	$122,234	$112,460	$234,694
Adjusted cost of services	106,983	2,305	109,288	74,213	148,897	223,110
Adjusted gross profit (loss)	$87,393	$5,885	$93,278	$48,021	$(36,437)	$11,584
Adjusted gross margin %	45.0%	71.9%	46.0%	39.3%	(32.4)%	4.9%

	Three months ended September 30, 2023
	GeneDx	Legacy Sema4	Total
Revenue	$50,350	$2,953	$53,303
Adjusted cost of services	26,079	225	26,304
Adjusted gross profit (loss)	$24,271	$2,728	$26,999
Adjusted gross margin %	48.2%	92.4%	50.7%

	For the three months ended December 31, 2023
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Charges related to business exit	Other	Adjusted
Diagnostic test revenue	$55,214	$—	$—	$—	$—	$—	$—	$55,214
Other revenue	2,204	—	—	—	—	—	—	2,204
Total revenue	57,418	—	—	—	—	—	—	57,418
Cost of services	26,664	(915)	(123)	—	—	—	—	25,626
Gross profit (loss)	30,754	915	123	—	—	—	—	31,792
Gross margin	53.6%							55.4%

Research and development	12,248	(919)	2,320	(1,300)	—	—	—	12,349
Selling and marketing	15,559	(1,225)	1,071	(487)	—	—	—	14,918
General and administrative	26,626	(3,035)	(2,356)	(197)	—	—	—	21,038
Impairment loss	—	—	—	—	—	—	—	—
Other, net	1,964	—	—	—	—	(1,277)	—	687

Loss from operations	(25,643)	6,094	(912)	1,984	—	1,277	—	(17,200)

Interest income (expense), net	(978)	—	—	—	—	—	—	(978)
Other income (expense), net	437	—	—	—	(485)	—	48	—
Income tax benefit	411	—	—	—	—	—	—	411
Net loss	$(25,773)	$6,094	$(912)	$1,984	$(485)	$1,277	$48	$(17,767)

	For the three months ended December 31, 2022
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Charges related to business exit	Adjusted
Diagnostic test revenue	$59,345	$—	$—	$—	$—	$—	$59,345
Other revenue	2,005	—	—	—	—	—	2,005
Total revenue	61,350	—	—	—	—	—	61,350
Cost of services	77,676	(19,993)	(412)	(118)	—	—	57,153
Gross profit (loss)	(16,326)	19,993	412	118	—	—	4,197
Gross margin	(26.6)%						6.8%

Research and development	24,366	(9,149)	937	(892)	—	—	15,262
Selling and marketing	29,236	(1,226)	324	(3,476)	—	—	24,858
General and administrative	43,209	(3,672)	(1,271)	(2,770)	—	—	35,496
Impairment loss	210,145	—	—	—	—	(210,145)	—
Other, net	1,600	—	—	—	—	—	1,600

Loss from operations	(324,882)	34,040	422	7,256	—	210,145	(73,019)

Interest income (expense), net	333	—	—	—	—	—	333
Other income (expense), net	15,878	—	—	—	(15,878)	—	—
Income tax benefit	(90)	—	—	—	—	—	(90)
Net loss	$(308,761)	$34,040	$422	$7,256	$(15,878)	$210,145	$(72,776)

	For the year ended December 31, 2023
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Charges related to business exit	Other	Adjusted
Diagnostic test revenue	$195,654	$—	$—	$—	$—	$—	$—	$195,654
Other revenue	6,912	—	—	—	—	—	—	6,912
Total revenue	202,566	—	—	—	—	—	—	202,566
Cost of services	112,560	(4,350)	1,217	(139)	—	—	—	109,288
Gross profit (loss)	90,006	4,350	(1,217)	139	—	—	—	93,278
Gross margin	44.4%							46.0%

Research and development	58,266	(6,710)	2,585	(3,176)	—	—	—	50,965
Selling and marketing	60,956	(4,902)	1,266	(1,371)	—	—	—	55,949
General and administrative	133,755	(17,772)	(4,742)	(1,846)	—	—	—	109,395
Impairment loss	10,402	—	—	—	—	(10,402)	—	—
Other, net	7,223	—	—	—	—	(1,957)	—	5,266

Loss from operations	(180,596)	33,734	(326)	6,532	—	12,359	—	(128,297)

Interest income (expense), net	1,114	—	—	—	—	—	—	1,114
Other income (expense), net	2,789	—	—	—	(1,170)	—	(1,619)	—
Income tax benefit	926	—	—	—	—	—	—	926
Net loss	$(175,767)	$33,734	$(326)	$6,532	$(1,170)	$12,359	$(1,619)	$(126,257)

	For the year ended December 31, 2022
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Charges related to business exit	Other	Adjusted
Diagnostic test revenue	$227,334	$—	$—	$—	$—	$—		$227,334
Other revenue	7,360	—	—	—	—	—	—	7,360
Total revenue	234,694	—	—	—	—	—	—	234,694
Cost of services	261,444	(31,328)	(5,080)	(1,926)	—	—	—	223,110
Gross profit (loss)	(26,750)	31,328	5,080	1,926	—	—	—	11,584
Gross margin	(11.4)%							4.9%

Research and development	86,203	(14,960)	(1,755)	(3,260)	—	—	—	66,228
Selling and marketing	122,075	(3,271)	(5,390)	(7,979)	—	—	—	105,435
General and administrative	216,167	(9,750)	(29,750)	(12,645)	—	—	(13,436)	150,586
Impairment loss	210,145	—	—	—	—	(210,145)	—	—
Other, net	6,312	—	—	—	—	—	—	6,312

Loss from operations	(667,652)	59,309	41,975	25,810	—	210,145	13,436	(316,977)

Interest income (expense), net	(666)	—	—	—	—	—	—	(666)
Other income (expense), net	70,286	—	—	—	(70,229)	—	(57)	—
Income tax benefit	49,052	—	—	—	—	—	—	49,052
Net loss	$(548,980)	$59,309	$41,975	$25,810	$(70,229)	$210,145	$13,379	$(268,591)

	For the three months ended September 30, 2023
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Charges related to business exit	Other	Adjusted
Diagnostic test revenue	$51,955	$—	$—	$—	$—	$—	$—	$51,955
Other revenue	1,348	—	—	—	—	—	—	1,348
Total revenue	53,303	—	—	—	—	—	—	53,303
Cost of services	28,044	(1,613)	(75)	(52)				26,304
Gross profit (loss)	25,259	1,613	75	52	—	—	—	26,999
Gross margin	47.4%							50.7%

Research and development	14,288	(283)	533	(970)	—	—	—	13,568
Selling and marketing	16,763	(1,225)	115	(416)	—	—	—	15,237
General and administrative	26,099	(5,551)	(1,004)	(753)	—	—	—	18,791
Impairment loss	8,282	—	—	—	—	(8,282)	—	—
Other, net	2,794	—	—	—	—	(1,014)	—	1,780

Loss from operations	(42,967)	8,672	431	2,191	—	9,296	—	(22,377)

Interest income (expense), net	1,053	—	—	—	—	—	—	1,053
Other income (expense), net	(544)	—	—	—	(590)	—	1,134	—
Income tax benefit	172	—	—	—	—	—	—	172
Net loss	$(42,286)	$8,672	$431	$2,191	$(590)	$9,296	$1,134	$(21,152)

GeneDx Holdings Corp.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$99,681	$123,933
Marketable securities	30,467	—
Accounts receivable	32,371	42,634
Due from related parties	445	708
Inventory, net	8,777	13,665
Prepaid expenses and other current assets	10,598	31,682
Total current assets	182,339	212,622
Operating lease right-of-use assets	26,900	32,758
Property and equipment, net	32,479	51,527
Intangible assets, net	172,625	186,650
Other assets (1)	4,413	7,385
Total assets	$418,756	$490,942
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$37,456	$84,878
Due to related parties	1,379	3,593
Short-term lease liabilities	3,647	6,121
Other current liabilities	16,336	49,705
Total current liabilities	58,818	144,297
Long-term debt, net of current portion	52,688	6,250
Long-term lease liabilities	62,938	60,013
Other liabilities	14,735	24,018
Deferred taxes	1,560	2,659
Total liabilities	190,739	237,237

Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	2	1
Additional paid-in capital	1,527,778	1,378,125
Accumulated deficit	(1,300,188)	(1,124,421)
Accumulated other comprehensive income	425	—
Total stockholders’ equity	228,017	253,705
Total liabilities and stockholders’ equity	$418,756	$490,942

(1)Other assets includes $987 thousand and $900 thousand of restricted cash as of December 31, 2023 and December 31, 2022, respectively.

GeneDx Holdings Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Year ended December 31,
	2023	2022
Revenue
Diagnostic test revenue	$195,654	$227,334
Other revenue	6,912	7,360
Total revenue	202,566	234,694
Cost of services	112,560	261,444
Gross profit (loss)	90,006	(26,750)
Research and development	58,266	86,203
Selling and marketing	60,956	122,075
General and administrative	133,755	216,167
Impairment loss	10,402	210,145
Other operating expenses, net	7,223	6,312
Loss from operations	(180,596)	(667,652)

Non-operating income (expenses), net
Change in fair market value of warrant and earn-out contingent liabilities	1,170	70,229
Interest income (expense), net	1,114	(666)
Other income, net	1,619	57
Total non-operating income, net	3,903	69,620
Loss before income taxes	$(176,693)	$(598,032)
Income tax benefit	926	49,052
Net loss	$(175,767)	$(548,980)

Weighted average shares outstanding of Class A common stock	24,311,989	10,236,960
Basic and diluted net loss per share, Class A common stock	$(7.23)	$(53.63)

GeneDx Holdings Corp.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2023	2022
Operating activities
Net loss	$(175,767)	$(548,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	33,734	59,309
Stock-based compensation expense	(326)	41,975
Change in fair value of warrant and contingent liabilities	(1,170)	(70,229)
Deferred tax benefit	(926)	(49,124)
Provision for excess and obsolete inventory	3,913	1,125
Third-party payor reserve release	(9,745)	—
Gain on sale of assets	(1,677)	—
Gain on debt forgiveness	(2,750)	—
Impairment loss	10,402	210,145
Other	1,308	2,743
Change in operating assets and liabilities, net of effects from purchase of business:
Accounts receivable	10,263	5,527
Inventory	975	2,350
Accounts payable and accrued expenses	(46,953)	34,459
Other assets and liabilities	(2,526)	(8,455)
Net cash used in operating activities	(181,245)	(319,155)
Investing activities
Consideration on escrow paid for GeneDx acquisition	(12,144)	(127,004)
Purchases of property and equipment	(5,250)	(7,156)
Proceeds from sale of assets	4,034	—
Purchases of marketable securities	(47,670)	—
Proceeds from maturities of marketable securities	17,765	—
Development of internal-use software assets	(461)	(7,166)
Net cash used in investing activities	(43,726)	(141,326)
Financing activities
Proceeds from PIPE issuance, net of issuance costs	—	197,659
Proceeds from offerings, net of issuance costs	143,002	—
Proceeds from long-term debt, net of issuance costs	48,549	—
Exercise of stock options	285	2,948
Long-term debt principal payments	(2,000)	—
Finance lease payoff and principal payments	(2,500)	(3,292)
Net cash provided by financing activities	187,336	197,315
Net decrease in cash, cash equivalents and restricted cash	(37,635)	(263,166)
Cash, cash equivalents and restricted cash, at beginning of year	138,303	401,469
Cash, cash equivalents and restricted cash, at end of year (1)	$100,668	$138,303

(1)Cash, cash equivalents and restricted cash at December 31, 2023 excludes marketable securities of $30.5 million.